Model N Announces Preliminary Fourth Quarter Results
The Company Exceeded its Fourth Quarter and Full Year Fiscal 2020 Guidance
The Company announces CFO Transition
San Mateo, CA – Model N, Inc. (NYSE: MODN), the leading provider of cloud revenue management solutions for Life Sciences and High Tech companies, today announced preliminary results for the fourth quarter fiscal year 2020 ended September 30, 2020 and the transition of its CFO.

“I’m pleased to share that our preliminary fourth quarter results exceeded all revenue and profitability measures in our guidance, and I look forward to discussing the details on our upcoming earnings call on November 10th,” said Jason Blessing, Model N’s Chief Executive Officer. “The Model N team continues to execute strongly. Our sales strategy targeting new logos, customer base expansions, and SaaS transitions continues to deliver strong results. I’m particularly pleased with the strength in new logos and SaaS transitions. The outlook for our business continues to be strong even during this unusual time.”

“After the completion of our fiscal year, our CFO, David Barter, decided to accept a new opportunity” said Jason Blessing. “He will be joining C3.ai, and while he will be sorely missed at Model N, we wish him much success. At Model N, David built a strong team and contributed to the development of our long-term growth plans. David will continue to support the Model N team in an advisory capacity through our earnings release on November 10th to ensure a smooth transition. We have begun a search for David’s replacement and appreciate David’s continued support and engagement during the transition period.”

“The Model N family is incredibly special to me. I’ve thoroughly enjoyed being Model N’s CFO and the experience has been very fulfilling and rewarding” said David Barter. “Model N’s growth and profitability has come a long way in the last 4 years and the outlook over the next 4 years is encouraging as customers complete their transition to Revenue Cloud and our sales strategy continues to add new logos and expand relationships. I will sincerely miss working with Jason and the team each day, and I’ll be cheering for Model N from the sidelines.”

Model N plans to announce financial results for the fourth quarter fiscal year 2020 after market close on Tuesday, November 10, 2020. The company also plans to host a conference call that day at 2:00 p.m. PT / 5:00 p.m. ET to review its financial results and business outlook.

The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title. A live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 24, 2020, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671 internationally with recording access code 13711433.

About Model N

Model N is the leading provider of cloud revenue management solutions for Life Sciences and High Tech companies. Our software helps companies drive mission-critical business processes such as pricing, quoting, contracting, regulatory compliance, rebates and incentives. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical technology, semiconductor, and High Tech manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Novartis, Microchip Technology and ON Semiconductor. For more information, visit www.modeln.com.

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Model N’s fourth quarter and full year fiscal 2020 financial results, future outlook, operating results and strength, new customer acquisition, and further transitions to Revenue Cloud. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers and (xiii) adverse impacts on our business and financial condition due to COVID-19. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2019, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations Contact:
Gwyn Lauber
Model N, Inc.
650-610-4998
investorrelations@modeln.com

Media Contact:
Laura Ruark
Bospar
laura@bospar.com